Exhibit 10.2

Kevin Walling
Vice President and
Chief Human Resource Officer
Kennametal Inc.
1600 Technology Way
P.O. Box 231
Latrobe, PA 15650 USA
Telephone 724.539.4612
Fax 724.539.4710
kevin.walling@kennametal.com
www.kennametal.com
December 5, 2006
Kennametal Inc.
Attn: Markos I. Tambakeras
         Executive Chairman
1600 Technology Way

Latrobe, PA 15650
Dear Markos:
     This letter will serve to confirm your discussions earlier today with the Compensation Committee concerning healthcare coverage under your Amended and Restated Executive Employment Agreement (“Agreement”) dated December 6, 2005. On July 2, 2007, Kennametal will pay you $223,583, subject to normal withholding for payroll taxes, in full and final payment and settlement of any and all obligations to you under Section 4(e) of the Agreement concerning the Company’s obligation to provide healthcare (medical, dental, vision and flexible account plans) coverage through enrollment in the Company’s group plans upon expiration of your rights under COBRA (June 30, 2008).
     If you are in agreement with the foregoing, please sign and return to my attention the enclosed duplicate copy of this letter.
Very truly yours,
/s/ Kevin R. Walling
Agreed and Accepted:
/s/ Markos I. Tambakeras
Markos I. Tambakeras
Date: December 7, 2006
cc:	Ronald M. DeFeo Chair Compensation Committee